]
                                    ARTHUR
                                    ANDERSEN





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 4, 1996 on the financial statements of The Alger Fund for the period ended October 31, 1996 and to all references to our Firm included in or made a part of the registration statement of The Alger Fund filed on Form N-1A (Amendment No. 24), Investment Company Act File No. 811-6880 with the Securities and Exchange Commission.

                                                     /s/  Arthur Andersen LLP
                                                     --------------------------
                                                          ARTHUR ANDERSEN LLP

New York, New York
December 20, 1996